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                                                                       EXHIBIT 1
                                  NEWS RELEASE

                       CHICAGO BRIDGE & IRON COMPANY N.V.

FOR IMMEDIATE RELEASE:                       FOR FURTHER INFORMATION CONTACT:
FEBRUARY 7, 2001                             MEDIA: BRUCE STEIMLE (815) 439-4006
                                             ANALYSTS: JEAN BROWN (815) 439-4072

                 CHICAGO BRIDGE & IRON COMPLETES ACQUISITION OF
                 PDM ENGINEERED CONSTRUCTION AND WATER DIVISIONS

PLAINFIELD, ILL. -- Feb. 7, 2001 -- Chicago Bridge & Iron Company N.V. (NYSE & Euronext Amsterdam: CBI) today completed its acquisition of the Engineered Construction Division and the Water Division of Pitt-Des Moines, Inc. (AMEX:
PDM) of The Woodlands, Texas, in a transaction valued at $84 million in cash and stock. The two divisions, which form a portion of PDM's overall business, had combined revenues of $244 million in 2000. The acquisition is expected to be slightly accretive to CB&I's earnings in 2001.

         "This is an exciting and historic day for Chicago Bridge & Iron," said Gerald M. Glenn, CB&I's Chairman, President and CEO. "With this acquisition, we are bringing together two entities that each enjoy more than 100 years of leadership and innovation in the engineering and construction industry to create a new organization that will offer the best of both companies to our customers.

         "The PDM Engineered Construction and Water Divisions offer many products that are complementary to those of CB&I, enabling us to extend and broaden our product offerings and leverage our infrastructure across the combined entity. In addition, the PDM assets we are acquiring are similar to our existing operations, helping to ensure a smooth integration. Together with Howe-Baker International, this transaction will put us over the $1 billion mark in total revenues. We are confident our customers, employees and shareholders will benefit from this combination."

         The PDM divisions will be integrated with current CB&I business units to operate as CB&I Industrial, focusing on the aboveground storage business in the U.S.; CB&I Water, focusing on the municipal water storage and treatment business in the U.S.; and CB&I CSA, focusing on the aboveground storage business in Central and South America.

         CB&I expects to achieve synergies as a result of the transaction, including cost savings from the elimination of redundant operations and synergies resulting from the expansion of its customer base and application of best practices. The industrial aboveground storage business is expected to benefit from the emerging upturn in the hydrocarbon industry, while the water business is expected to experience steady growth driven by clean water requirements and the need for municipalities to continue to add water storage capacity.

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         CB&I purchased substantially all of the assets of the PDM Engineered
Construction and Water Divisions. Under the terms of the transaction, which was negotiated based on stock prices prevailing during the 45 days before closing, CB&I paid $40 million in cash and issued 2.57 million shares of CB&I common stock (plus 0.28 million collar shares for price protection if required) to PDM. CB&I has certain rights to call any or all of the CB&I shares issued to PDM prior to June 28, 2001, at a price of $17.15 per share. To the extent that PDM receives cash proceeds in excess of $44 million from the sale of the CB&I shares it holds, PDM will remit the excess proceeds to CB&I.

         CB&I financed the cash portion of the transaction through the private placement of approximately 0.84 million shares of CB&I stock to Farinvest, Ltd., an affiliate of WEDGE Group Incorporated, a private investment firm based in Houston, Texas, and 1.62 million shares of CB&I stock and approximately 0.25 million purchase warrants to First Reserve Corporation. First Reserve is a private equity fund manager specializing in the energy industry with over $2.2 billion of committed capital. Investments include Pride International, National Oilwell, Weatherford International and Superior Energy Services. Shareholder agreements with PDM, WEDGE and First Reserve include standstill provisions and restrictions with respect to voting rights.

         The Company intends to list the shares issued in the PDM transaction, together with the 8.1 million shares issued in the recently announced Howe-Baker International acquisition, on the Euronext Amsterdam exchange. These shares are already listed on the New York Stock Exchange.

         Bear Stearns acted as financial advisor to CB&I in this transaction.

         PDM's Engineered Construction division, headquartered in Houston, engineers, fabricates and constructs storage tanks and systems, process systems, and unique plate structures for the petroleum, petrochemical, cryogenic, liquid natural gas, defense and aerospace industries. This division employs about 600 people and had 2000 revenues of $140 million. PDM's Water division, headquartered in Pittsburgh, designs, fabricates and constructs water storage tank projects including conventional styles such as ground storage reservoirs and standpipes, steel elevated tanks and composite elevated tanks as well as unique projects involving one-of-a-kind tanks designed for specific applications. This division employs about 400 people and had 2000 revenues of $104 million.

         More information about the transaction and the PDM Engineered Construction and Water Divisions is available on CB&I's Web site at www.chicagobridge.com.

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         Any statements made in this release that are not based on historical fact are forward-looking statements and represent management's best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions and may differ materially from what is expressed. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the uncertain timing and the funding of new contract awards; cost overruns on fixed priced contracts; increase in competition by competitors; fluctuating revenues resulting from the cyclic nature of the individual markets in which the Company's customers operate; reduced activity in the hydrocarbon industry, demand from which is the largest component of the Company's revenue; and the Company's ability to integrate and successfully operate acquired businesses, including Howe-Baker International, L.L.C. and the Engineered Construction Division and the Water Division of Pitt-Des Moines, Inc., and the risks associated with those businesses. Additional factors are set forth in the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K (as amended) which describe other factors that could cause actual results to differ from such forward-looking statements, as well as the Company's other filings with the Securities and Exchange Commission (including, but not limited to the "Risk Factors" disclosed in its Registration Statement on Form S-1 [File No. 333-18065], as amended). The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

         Chicago Bridge & Iron is a global engineering and construction company specializing in the design and engineering, fabrication, field erection and repair of bulk liquid terminals, storage tanks, process vessels, refrigerated storage and process systems, and other steel plate structures and their associated systems. Howe-Baker International, L.L.C., a CB&I subsidiary, is a global technology company specializing in the engineering and construction of hydrocarbon processing plants for customers in the refining, petrochemical and natural gas industries. Information about Chicago Bridge & Iron is available from the Company's Web site at www.chicagobridge.com.

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